Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Andrew Bosman	Jennifer Moreno
Executive Director, Marketing and Communications	Executive Director, Investor Relations
312.573.5631	312.573.5634
abosman@navigantconsulting.com	jmoreno@navigantconsulting.com
NAVIGANT CONSULTING ANNOUNCES SEARCH FOR NEW CHIEF FINANCIAL OFFICER
Chief Financial Officer Scott Krenz Resigns, David Wartner appointed Interim CFO
CHICAGO, June 9, 2008– Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions, today announced that Scott Krenz, its Executive Vice President and Chief Financial Officer, has submitted his resignation to be effective August 1, 2008. Mr. Krenz has accepted the CFO position at another firm. The Company has initiated a search for a permanent replacement.
“I have enjoyed my time at Navigant,” said Scott Krenz, “I feel good about the contributions I was able to make to the financial team and key internal business initiatives during my tenure. Navigant is well-positioned for future success.”
“We appreciate Scott’s efforts to advance our financial organization and initiate several new programs that have positively impacted our internal infrastructure and support systems,” said Julie M. Howard, President and Chief Operating Officer. “We wish him well in his future endeavors.”
The Board of Directors has appointed David Wartner as its Interim Chief Financial Officer, effective upon Mr. Krenz’s departure. Mr. Wartner currently serves as the Vice President, Controller and Principal Accounting Officer of Navigant, where he is responsible for leading and directing the corporate accounting and financial reporting functions.
Mr. Wartner joined Navigant in May 2006, prior to which he served as Vice President, Finance and Corporate Controller at Packaging Dynamics Corporation. Mr. Wartner has held several other senior financial roles, including Vice President and Chief Financial Officer at SEI Information Technology and with Pricewaterhouse Coopers in audit and financial consulting.
“Since joining Navigant, Dave has been an integral part of our management team and instrumental in driving many ongoing enhancements to our financial operations and internal controls,” stated Ms. Howard. “We are confident he will provide strong leadership during this transition period to continue advancing these and other key financial initiatives.”

About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the timing and successful integration of this acquisition; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; the successful expansion of and the increase in the Company’s service offerings and staff; conflicts of interest; and potential legislative and regulatory requirements, approvals or changes. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
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